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                                                                     EXHIBIT 4.1


                               THIRD AMENDMENT
                                      TO
                          GREAT NORTHERN PAPER, INC.
                          HOURLY 401(K) SAVINGS PLAN


                         (Effective January 1, 1992,
                       as amended and restated through
                              October 15, 1994)


        Effective as of December 1, 1995, the Great Northern Paper, Inc. Hourly 401(k) Savings Plan (the "Plan") is hereby amended in the following respect only:

        1. The section entitled "Applicable Annual Limit" on Exhibit A to the Plan is hereby amended and restated as follows:

                           "Applicable Annual Limit

        The Annual Limit on GNP Matching Contributions applicable to the following groups of Employees in the following Plan Years is as set forth in the appropriate column opposite the group's collective bargaining unit (or other designation):

        Applicable Annual Limit on GNP Matching Contributions with respect to the Plan Year ending:


     Union/
Other Designation               12/31/94        12/31/95        12/31/96
-----------------               --------        --------        --------
                                                              and each year
                                                                thereafter
UPIU Employees
(Locals 12, 24,
658, 69,37,
152, 1612 and 261)              $800.00         $900.00         $1,000.00

IAM & AW Employees
(Locals 156 and 362)            $800.00         $900.00         $1,000.00

IAP&P (Local 485)               $800.00         $900.00         $1,000.00

IBEW (Local 567)                $800.00         $900.00         $1,000.00

OPEIU (Local 192)               $800.00         $900.00         $1,000.00

UPGWA (Local 549)               $800.00         $800.00         $  800.00

Hourly paid
 Non-union Employees
 of GNP                         N/A             $800.00         $  800.00"


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2.  In all other respects, the Plan is hereby ratified and confirmed.  Dated at
Greenville, South Carolina, this 17th day of January, 1996.

                                   BOWATER INCORPORATED, PLAN SPONSOR



                                   By  /s/ Richard F. Frisch
                                      --------------------------------------
                                      Richard F. Frisch, its Vice President,
                                        Human Resources